Exhibit 99.2

C TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2018 AND 2017

AND

INDEPENDENT AUDITORS’ REPORT

C TECHNOLOGIES, INC.

INDEPENDENT AUDITOR’S REPORT

To the Stockholder

of C Technologies, Inc.

We have audited the accompanying financial statements of C Technologies, Inc., which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income, stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C Technologies, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

March 8, 2019

C Technologies, Inc.

Balance Sheets

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$7,693,000	$7,732,000
Accounts receivable	3,302,000	4,132,000
Inventories, net	1,740,000	1,522,000
Prepaid expenses and other current assets	31,000	17,000

Total current assets	12,766,000	13,403,000
Property and equipment, net	44,000	28,000
Other assets	17,000	17,000

Total assets	$12,827,000	$13,448,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$345,000	$348,000
Accrued expenses	907,000	610,000
Deferred revenue, current	1,255,000	972,000

Total current liabilities	2,507,000	1,930,000
Deferred revenue, non-current	92,000	145,000

Total liabilities	2,599,000	2,075,000

Commitments and contingencies
Stockholders’ equity:
Common stock, $1.00 par value, 400 authorized, 400 shares at December 31, 2018 and 2017 issued and outstanding	—	—
Retained earnings	10,228,000	11,373,000

Total stockholders’ equity	10,228,000	11,373,000

Total liabilities and stockholders’ equity	$12,827,000	$13,448,000

The accompanying notes are an integral part of these financial statements.

C Technologies, Inc.

Statements of Income

	Years Ended December 31,
	2018	2017
Revenue, net	$23,707,000	$19,392,000

Operating expenses:
Cost of revenue	8,172,000	6,960,000
Research and development	649,000	360,000
Selling, general and administrative	4,299,000	6,045,000

Total operating expenses	13,120,000	13,365,000

Income from operations	10,587,000	6,027,000
Other income	75,000	18,000

Net income	$10,662,000	$6,045,000

The accompanying notes are an integral part of these financial statements.

C Technologies, Inc.

Statements of Stockholder’s Equity

	Number of Shares	Common Stock	Retained Earnings	Total Stockholder’s Equity
December 31, 2016	400	$—	$9,232,000	$9,232,000

Net income	—	—	6,045,000	6,045,000
Distributions	—	—	(3,904,000)	(3,904,000)

December 31, 2017	400	—	11,373,000	11,373,000

Net income	—	—	10,662,000	10,662,000
Distributions	—	—	(11,807,000)	(11,807,000)

December 31, 2018	400	$—	$10,228,000	$10,228,000

The accompanying notes are an integral part of these financial statements.

C Technologies, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$10,662,000	$6,045,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18,000	24,000
Changes in assets and liabilities:
Accounts receivable	830,000	(1,248,000)
Inventories	(218,000)	(29,000)
Prepaid expenses and other assets	(14,000)	(17,000)
Accounts payable	(3,000)	(78,000)
Accrued expenses	297,000	121,000
Deferred revenue	230,000	384,000

Net cash provided by operating activities	11,802,000	5,202,000

Cash flows from investing activities:
Purchases of property, plant and equipment	(34,000)	—

Net cash used in investing activities	(34,000)	—

Cash flows from financing activities:
Distributions to stockholder	(11,807,000)	(3,904,000)

Net cash used in financing activities	(11,807,000)	(3,904,000)

Net increase (decrease) in cash and cash equivalents	(39,000)	1,298,000
Cash and cash equivalents, beginning of period	7,732,000	6,434,000

Cash, cash equivalents and restricted cash, end of period	$7,693,000	$7,732,000

The accompanying notes are an integral part of these financial statements.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 1 – NATURE OF BUSINESS

The accompanying financial statements include the accounts of C Technologies, Inc. (the “Company”). The Company designs and manufactures solutions for the biopharmaceutical industry. Specifically, it has developed a unique way to perform UV/Vis analysis using Slope Spectroscopy. By leveraging the advantages of this technique, the Company has been able to create a platform by which its customers can now make off line concentration measurements of their drug substance, at various points in the manufacturing process. This testing can be performed now by manufacturing personnel, quality control and formulation laboratories within biopharma. After becoming an accepted standard in the industry, the Company launched an in-line version of the instrument called FlowVPE which over the next few years will allow manufacturing and production facilities to measure protein concentration in line eliminating the need to send samples to quality control labs for testing.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements included herein have been prepared by the Company in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and should be read in conjunction with the audited financial statements and accompanying notes included herein.

Use of Estimates

The preparation of the financial statements require management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s operations are affected by numerous factors including market acceptance, changes in technologies and new laws and government regulations and policies. The Company cannot predict what impact, if any, the occurrence of these or other events might have on the Company’s operations.

Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts and sales returns, the reserve for slow moving or obsolete inventories and the fair value of long-lived assets. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company classifies all highly liquid investments with original maturities of 90 days or less at the time of purchase as cash and cash equivalents.

Concentrations of Credit Risks for Cash

The Company’s cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Accounts receivable are carried at original invoice amount less any estimate made for doubtful receivables based on a review of all outstanding amounts monthly. No interest is charged on past due accounts. Historically, the Company has not maintained an allowance for doubtful accounts and has incurred zero bad debt expense for the years ended December 31, 2018 and 2017.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories are stated at the lower of cost or net realizable value accounted for using the first-in, first-out method. The Company writes down inventory that has become obsolete, inventory that has a cost basis in excess of its expected net realizable value, and inventory in excess of expected requirements to cost of product revenue. Manufacturing of finished goods is done to order and tested for quality specifications prior to shipment.

Work-in-process and finished products inventories consist of material, labor, outside processing costs and manufacturing overhead.

Long-Lived Assets

Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives (ranging from 3 to 20 years). Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life of the asset. Amortization of leasehold improvements is included with depreciation expense.

The Company periodically reviews its long-lived assets to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets. No impairments related to long-lived assets were recorded during the years ended December 31, 2018 and 2017.

Income Taxes

No provision has been made for federal and state income taxes for the years ended December 31, 2018 and 2017. The Company has elected to be an “S” Corporation whereby the stockholder accounts for his share of the Company’s earnings, losses, deductions and credits on his federal and state income tax returns.

Sales Taxes

Several states impose a sales tax on product sales to non-exempt customers. The taxes are recorded as liabilities until remitted to state agencies. The Company’s accounting policy is to exclude the tax collected and remitted to the appropriate state from revenue and direct costs.

Defined Contribution Profit Sharing 401(k) Plan

The Company has a defined contribution profit sharing 401(k) plan covering all eligible employees. The Company may make discretionary contributions to the plan. Company contributions were approximately $88,000 and $62,000 for the years ended December 31, 2018 and 2017, respectively.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company’s revenue recognition policy is to recognize revenues from product sales and services when persuasive evidence of an arrangement exists, product delivery, including customer acceptance, has occurred or services have been rendered, the price is fixed or determinable and collectability is reasonably assured. Determination of whether these criteria have been met are based on management’s judgments primarily regarding the fixed nature of the fee charged for the product delivered and the collectability of those fees. The Company has had no significant write-offs of uncollectible invoices in the periods presented.

When more than one element such as equipment, consumables, and services are contained in a single arrangement, the Company allocates revenue between the elements based on each element’s relative selling price, provided that each element meets the criteria for treatment as a separate unit of accounting. An item is considered a separate unit of accounting if it has value to the customer on a stand-alone basis. The selling price of the undelivered elements is determined by the price charged when the element is sold separately, or in cases when the item is not sold separately, by third-party evidence of selling price or management’s best estimate of selling price.

The Company’s product revenues are from the sale of measurement systems, consumables, service contracts, accessories and other products. On product sales to end customers, revenue is recognized, net of discounts, when both the title and risk of loss have transferred to the customer, as determined by the shipping terms provided there are no uncertainties regarding acceptance, and all obligations have been completed. Generally, product arrangements for equipment sales are multiple element arrangements, and may include services, such as installation and training, and multiple products, such as consumables and spare parts. Based on terms and conditions of the product arrangements, the Company believes that these services and undelivered products can be accounted for separately from the delivered product element as the delivered products have value to our customers on a standalone basis. Accordingly, revenue for services not yet performed at the time of product shipment are deferred and recognized as such services are performed. Service contracts are sold separately and accordingly recognized over the life of the contract. The relative selling price of any undelivered products is also deferred at the time of shipment and recognized as revenue when these products are delivered. For product sales to distributors, the Company recognizes revenue for both equipment and consumables upon delivery to the distributor unless direct shipment to the end user is requested. In this case, revenue is recognized upon delivery to the end user’s location. In general, distributors are responsible for shipment to the end customer along with installation, training and acceptance of the equipment by the end customer. Sales to distributors are not contingent upon resale of the product.

The Company requires certain customers to prepay for products or services. This prepayment is deferred until appropriate revenue recognition criteria is met.

Product Returns and Warranties

At the time of sale, the Company evaluates the need to accrue for warranty and sales returns. The agreements the Company has with its customers and the related purchase orders identify the terms and conditions of each sale and the price of the goods ordered. Due to the nature of the sales arrangements, inventory produced for sale is tested for quality specifications prior to shipment. Since the product is manufactured to order and in compliance with required specifications prior to shipment, the likelihood of sales return, warranty or other issues is largely diminished. Furthermore, there is no customer right of return in our sales agreements. Sale returns and warranty issues are infrequent and have not had a material impact on the Company’s financial statements historically.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Shipping and Handling

Shipping and handling fees are recorded as a component of net revenue, with the associated costs recorded as a component of cost of revenue. Shipping and handling fees recorded as a component of net revenue were approximately $70,000 and $62,000 for the years ended December 31, 2018 and 2017, respectively.

Research and Development

The Company expenses research and development costs as incurred and include costs associated with the design of new and improved products.

Advertising Costs

Costs associated with advertising and promoting products are expensed as incurred. Advertising and promotion expense was approximately $42,000 and $38,000, during the years ended December 31, 2018 and 2017, respectively.

Fair Value Measurements

The FASB provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under this framework are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2	Inputs to the valuation methodology include:

• quoted prices for similar assets or liabilities in active markets;

• quoted prices for identical or similar assets or liabilities in inactive markets;

• inputs other than quoted prices that are observable for the asset or liability;

• inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)

Accordingly, the Company believes the carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses to be representative of their fair values based on their short-term nature. For investments in marketable securities, the carrying amount is fair market value based on quoted market prices.

As of December 31, 2018 and 2017, the Company had no assets or liabilities for which fair value measurement is either required or has been elected to be applied.

New Accounting Pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates on its financial statements. Updates not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on our financial position or results of operations. Recently issued Accounting Standards Updates which management feels may be applicable to the Company are as follows:

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”), which supersedes current revenue recognition guidance, including most industry-specific guidance. ASU 2014-09, as amended, requires a company to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services, and also requires enhanced disclosures. The new guidance will be effective for the Company beginning January 1, 2019. The Company is assessing the impact this standard will have on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases, which replaces the existing guidance in ASC 842, Leases. The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. The new guidance will be effective for the Company beginning January 1, 2020 and early adoption is permitted. The Company is assessing the impact this standard will have on its financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 includes amendments that aim to improve the effectiveness of fair value measurement disclosures. The amendments in this guidance modify the disclosure requirements on fair value measurements based on the concepts in FASB Concepts Statement, “Conceptual Framework for Financial Reporting – Chapter 8: Notes to Financial Statements,” including the consideration of costs and benefits. The amendments become effective for the Company in the year ending December 31, 2020 and early adoption is permitted. The Company is currently assessing the impact that this guidance will have on its financial statements and related disclosures.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 3 – INVENTORY, NET

Inventories, net consist of the following:

	Years Ended December 31,
	2018	2017
Raw materials	$900,000	$741,000
Work-in-process	183,000	343,000
Finished products	657,000	438,000

Total inventories, net	$1,740,000	$1,522,000

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	Year Ended December 31,
	2018	2017
Manufacturing and other equipment	$382,000	$382,000
Capitalized software	104,000	104,000
Automobiles	75,000	75,000
Furniture and fixtures	24,000	24,000
Leasehold improvements	13,000	13,000
Equipment not placed in service	34,000	—

Total property and equipment	632,000	598,000
Less: accumulated depreciation	(588,000)	(570,000)

Property and equipment, net	$44,000	$28,000

Depreciation expense was $18,000 and $24,000 for the years ended December 31, 2018 and 2017, respectively.

NOTE 5 – ACCRUED EXPENSES

Accrued expenses consist of the following:

	Years Ended December 31,
	2018	2017
Employee compensation	$475,000	$394,000
Accrued purchases	207,000	55,000
Other accrued expenses	225,000	161,000

Total	$907,000	$610,000

C Technologies, Inc.

Notes to the Financial Statements

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company is obligated under the terms of a third-party operating lease agreement for its facility in Bridgewater, New Jersey. The original agreement entered in July 2004 was renewed several times and currently expires in October 2019. Total rent expense incurred under this agreement during the years ended December 31, 2018 and 2017 was approximately $241,000.

In 2019, the Company will move to a new office and manufacturing facility in Bridgewater, New Jersey. A new operating lease was signed as of September 2018 and expires in February 2028. This new lease also includes an 8-year commitment to lease furniture provided by the lessor for approximately $31,000 annually. (See Note 11 – Subsequent Event).

The Company currently leases one office copier machine through January 2023. Total lease expense related to this copier lease and the predecessor lease approximated $5,000 in each of the years ended December 31, 2018 and 2017, respectively.

Obligations under non-cancelable operating leases, including the facility leases discussed above, as of December 31, 2018 are approximately as follows:

Years Ending	Total
December 31, 2019	$185,000
December 31, 2020	560,000
December 31, 2021	572,000
December 31, 2022	585,000
December 31, 2023	592,000
Thereafter	3,113,000

Minimum payments	$5,607,000

NOTE 7 – GEOGRAPHIC INFORMATION

Net sales by geographic region for the years ended December 31, 2018 and 2017 are as follows:

	Years Ended December 31,
	2018	2017
North America	$15,303,000	$12,232,000
Europe	5,224,000	5,358,000
Asia and the rest of the world	3,180,000	1,802,000

Total	$23,707,000	$19,392,000

Sales to all foreign countries are denominated in U.S. dollars and there are no material differences in gross margin in sales to different countries. There were no significant assets located outside of the United States of America.

NOTE 8 – CONCENTRATIONS OF RISK

During fiscal years 2018 and 2017, the Company did not have a concentration in net revenue as no one customer represented more than 10% of net revenue.

As of December 31, 2018, the Company did not have a single customer’s accounts receivable balance that represented more than 10% of total accounts receivable. As of December 31, 2017, the Company had a concentration in receivables due from one customer which represented 16% of total accounts receivable.

C Technologies, Inc.

Notes to the Financial Statements

NOTE 9 – PRODUCT GROUP INFORMATION

The Company’s product groups are based on specific product characteristics and are grouped into systems, consumables, service and fiber optic products. Systems consist primarily of Solo and Flow VPE systems and other materials or accessories utilized by the Company’s systems. Consumables consist of single use items that are used with the Company’s systems to provide variable pathlength measurements. Service products primarily relate to system installation, training and preventative maintenance agreements, which typically cover one to three year periods. Fiber optic products consist of custom fiber optic assemblies.

Revenue by product group for the years ended December 31, 2018 and 2017 is as follows:

	Years Ended December 31,
	2018	2017
System	$12,972,000	$10,871,000
Consumables	4,467,000	3,175,000
Service	3,939,000	3,036,000
Fiber optics	2,329,000	2,310,000

Total	$23,707,000	$19,392,000

NOTE 10 – RELATED PARTY TRANSACTIONS

As the Company has elected to be an “S” Corporation, the stockholder has undistributed earnings relating to prior years which has been previously taxed. At December 31, 2018 and 2017, the undistributed earnings were approximately $10,228,000 and $11,373,000, respectively. The Company has elected not to accrue for the undistributed earnings at December 31, 2018 and 2017, as the stockholder can elect to remove them from the Company when desired.

The sole stockholder of the Company is also the Chief Executive Officer of the Company. He receives compensation in the form of salaries, bonus and benefits which are recognized as a component of selling, general and administrative expenses in the Company’s statements of income. During the years ended December 31, 2018 and 2017, total compensation related to the stockholder was approximately $1,097,000 and $3,329,000, respectively.

NOTE 11 – SUBSEQUENT EVENT

The Company evaluated subsequent events through March 8, 2019 which is the date the financial statements were available to be issued. Based upon this evaluation, other than subsequent events previously disclosed in the footnotes, no events required disclosure in or adjustment to the financial statements, other than the following:

The Company began moving its headquarters and operations to a new location in Bridgewater, NJ during the subsequent year. This move was associated with a new building lease which was signed as of October 2018 and expires in February 2028. Monthly cash rent expense on the new office space does not begin until January 2020. This new lease also includes an 8-year commitment to lease furniture provided by the lessor for approximately $31,000 annually. (See Note 6 – Commitments and Contingencies).